UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2013

CNL HEALTHCARE PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54685	27-2876363
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Ave.

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The disclosure under Item 2.03 of this Current Report is incorporated by reference in this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

As previously reported on Form 8-K filed December 20, 2012, CNL Healthcare Properties, Inc. (“we” or the “Company”), through wholly-owned subsidiaries formed for this purpose, acquired on December 19, 2012 five (5) senior living facilities (the “Primrose II Communities” or the “Communities”). The acquisition was initially financed in part by a loan from KeyBank National Association (“KeyBank”) in the principal amount of approximately $49.7 million (the “Bridge Loan”). Subsequently, as reported on Form 8-K filed April 2, 2013, after paying down approximately $45.0 million, we entered into a modification of the Bridge Loan on March 27, 2013, pursuant to which we re-borrowed approximately $25.3 million of the Bridge Loan and extended its maturity date to June 30, 2013.

On May 8, 2013, we obtained permanent financing for two of the five Primrose II Communities. Specifically, the subsidiary owners of the Primrose II Communities located in Decatur, Illinois and Zanesville, Ohio each entered into a multifamily loan and security agreement with Keycorp Real Estate Capital Markets, Inc. (“KeyCorp”) in the aggregate original principal amount of approximately $23.5 million (collectively, the “FNMA Loans”). Interest on the outstanding principal balance of the FNMA Loans accrues at a fixed rate of 3.81% per annum. Beginning on July 1, 2013, the FNMA Loans are payable in equal monthly installments of principal and interest based on a 30-year amortization schedule, with all outstanding principal, plus all accrued and unpaid interest, due and payable on June 1, 2020 (the “Maturity Date”).

If prepaid prior to November 30, 2019, the FNMA Loans are subject to a prepayment fee in an amount equal to the greater of 1% of the principal being repaid or an amount calculated on the principal being repaid multiplied by the difference between the interest rate and a calculated yield rate tied to the rates on applicable U.S. Treasuries. If prepaid after November 30, 2019 but before February 28, 2020, then the prepayment amount will be 1% of the outstanding principal balance of the FNMA Loans being prepaid. No prepayment fee is required if the FNMA Loans are prepaid between March 1, 2020 and the Maturity Date.

The FNMA Loans are collateralized by first priority mortgages on all real property and improvements of the Decatur and Zanesville Communities, assignments of related leases and rents, and liens on the operating accounts that the borrowers are required to maintain with KeyCorp. Each of the FNMA Loans is cross-collateralized and cross-defaulted against the other FNMA Loan. The Company has guaranteed the FNMA Loans pursuant to standard non-recourse carve-out guarantees. The loan documents for the FNMA Loans contain affirmative and negative covenants customary for this type of financing, as well as customary events of default and cure provisions relating to the borrowers.

Net proceeds of the FNMA Loans of approximately $23.1 million have been applied to the Bridge Loan, which currently has a principal balance of approximately $7.0 million. The Company intends that the Bridge Loan will be repaid or the remaining Communities refinanced on or before the stated maturity of June 30, 2013.

In connection with the FNMA Loans described above, our advisor is entitled to a financing coordination fee of up to approximately $0.2 million, which represents 1% of the amount refinanced.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Multifamily Loan and Security Agreement (Non-recourse) (Senior Housing) By and Between CHT Decatur IL Senior Living, LLC and Keycorp Real Estate Capital Markets, Inc., dated as of May 8, 2013.

	10.2	Multifamily Loan and Security Agreement (Non-recourse) (Senior Housing) By and Between CHT Zanesville OH Senior Living, LLC and Keycorp Real Estate Capital Markets, Inc., dated as of May 8, 2013.

Caution Concerning Forward-Looking Statements

The information above contains “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. Some factors that might cause such a difference include, but are not limited to, the following: risks associated with our investment strategy; a worsening economic environment in the U.S. or globally, including financial market fluctuations; risks associated with real estate markets, including declining real estate values; availability of proceeds from our offering of our shares; our failure to obtain, renew or extend necessary financing or to access the debt or equity markets; the use of debt to finance our business activities, including refinancing and interest rate risk and our failure to comply with debt covenants; our ability to identify and close on suitable investments; failure to successfully manage growth or integrate acquired properties and operations; risks related to development projects or acquired property value-add conversions, including construction delays and cost overruns; inability to obtain necessary permits and/or public opposition to these activities; our ability to make necessary improvements to properties on a timely or cost-efficient basis; competition for properties and/or tenants; defaults on or non-renewal of leases by tenants; failure to lease properties on favorable terms or at all; the impact of current and future environmental, zoning and other governmental regulations affecting our properties; the impact of changes in accounting rules; the impact of regulations requiring periodic valuation of the Company on a per share basis; inaccuracies of our accounting estimates; unknown liabilities of acquired properties or liabilities caused by property managers or operators; material adverse actions or omissions by any joint venture partners, if applicable; increases in operating costs and other expenses; uninsured losses or losses in excess of our insurance coverage; the impact of outstanding and/or potential litigation; risks associated with our tax structuring; failure to qualify and maintain our REIT qualification; and our ability to protect our intellectual property and the value of our brand. Given these uncertainties, we caution you not to place undue reliance on such statements. . For further information regarding risks and uncertainties associated with our business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our documents filed from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q, and our registration statement on Form S-11 and the sticker supplements and amendments thereto, copies of which may be obtained from our Web site at http://www.cnlhealthcareproperties.com.

We undertake no obligation to publicly release the results of any revisions to these forward looking-statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2013		CNL HEALTHCARE PROPERTIES, INC.
a Maryland Corporation

	By:	/s/ Joseph T. Johnson
Joseph T. Johnson, Chief Financial Officer, Senior
Vice President and Treasurer